EXHIBIT 10.16

                        SECURITY AGREEMENT


     THIS SECURITY AGREEMENT ("Security Agreement") is made this 20th day of April, 1995, by and between SIMMONDS COMMUNICATIONS LIMITED, an Ontario corporation ("Secured Party") having its principal place of business at 5255 Yonge Street, Suite 1050, Willowdale, Ontario M2N 6P4, Canada, as the secured party, and ROAMER ONE, INC., a Delaware corporation ("Debtor") having its principal place of business at 19401 South Vermont Avenue, Suite A-205, Torrance, California 90502, U.S.A., as the debtor.

     WHEREAS, Linear Modulation Technology Limited, an English limited company ("LMT"), has agreed to supply Secured Party with Securicor LM 220 MHz 5 channel trunked radio systems ("Base Stations") and Securicor LM 3115 220 MHz mobile radios pursuant to an Equipment Sale Agreement between Secured Party and LMT of even date herewith (the "Securicor Supply Agreement");

     WHEREAS, Debtor, Secured Party, INTEK Diversified Corporation ("Intek"), Roamer One Holdings, Inc. and LMT have entered into a Financing Agreement of even date herewith (the "Financing Agreement"), whereby LMT has agreed to finance the purchase by Debtor from LMT of two hundred (200) Base Stations having an aggregate purchase price of U.S. $4,000,000 under the Securicor Supply Agreement, which Base Stations will be operated in locations determined from time to time by Debtor;

     WHEREAS, LMT is obligated to purchase certain shares of the common stock of Intek upon the execution of a Merger Agreement
(as defined in the Financing Agreement) with respect to the Proposed Merger (as defined in the Financing Agreement);

     WHEREAS, to induce LMT to enter into the Financing Agreement, Secured Party has agreed in Section 10(d) of the Financing Agreement to pay LMT up to U.S. $4,000,000 on behalf of Debtor in the event that the parties to the Proposed Merger do not execute a Merger Agreement by June 30, 1995 and that Debtor is unable to pay such amount to LMT; and

     WHEREAS, Secured Party will not enter into the Financing Agreement unless Debtor agrees to repay the amount, if any, to be paid by Secured Party to LMT under Section 10(d) of the Financing Agreement and to provide Secured Party with security for such repayment obligation on the terms and conditions set forth below;

     NOW, THEREFORE, as an inducement to and in consideration of Secured Party's agreement to become a party to the Financing Agreement and to pay up to U.S. $4,000,000 to LMT under Section 10(d) thereof, the sufficiency of which is hereby acknowledged, and for the purpose of securing the obligation of Debtor to repay the amount, if any, to be paid by Secured Party to LMT under
Section 10(d) of the Financing Agreement, Debtor and Secured Party agree as follows, and, it is hereby covenanted that this Security Agreement is given, and the Collateral (as hereinafter defined) is to be held, in the manner and to the extent, and applied subject to the further terms, herein set forth:

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     1.   PAYMENT OBLIGATIONS.  Debtor hereby agrees to pay the
following amounts to Secured Party:

     (a)  One Million U.S. Dollars (U.S. $1,000,000) within three
          (3) business days after the date of Agreement; plus

     (b) an amount equal to (i) such amount as Secured Party may pay to LMT under Section 10(d) of the Financing Agreement, less (ii) the amount paid by Debtor to Secured Party under clause (a) above, within three (3) business days after receipt of written demand therefor by Secured Party;

in accordance with the terms of a Secured Promissory Note in favor of Secured Party in substantially the form of EXHIBIT A attached hereto (the "Note"). Debtor shall pay the foregoing amounts to Secured Party in accordance with the terms and conditions set forth in the Note.

     2. COLLATERAL. As security for the obligations of Debtor under the Note, Debtor does hereby grant, convey, transfer and assign unto Secured Party, and Secured Party's successors and permitted assigns, all of Debtor's right, title and interest in and unto the following property (collectively, the "Collateral"):

          (a) all of the Base Stations acquired by Debtor, as the assignee of Secured Party, under the Securicor Supply Agreement (collectively, the "Secured Systems"), whether currently complete, under construction or not yet constructed, including all equipment relating thereto;

          (b) all management agreements, including any related option agreements, now existing or hereinafter entered into by Debtor related to the Secured Systems, including, all extensions, renewals, amendments and modifications of such agreements and including, without limitation, all revenues received or to be received by Debtor in connection with the operation of Secured Systems under management; and

          (c) all proceeds, accessions of or to any and all of the foregoing and all substitutions and replacements therefor and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof) or as a result of any seizure or condemnation, or under any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

     3. REPRESENTATIONS, WARRANTIES AND COVENANTS. Debtor hereby represents, warrants and covenants to Secured Party that:

          (a) Debtor has (or will have upon acquisition by Debtor) good and sufficient title to all fixtures in the Collateral free and clear of any and all liens or encumbrances and has full right and authority to grant a lien on and security interest in the Collateral; and will warrant and defend to Secured Party such title to the Collateral and the lien and security interest of Secured Party therein and thereon against all claims and demands whatsoever, and will, except as otherwise herein

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expressly provided, maintain the security interest granted by this Security Agreement upon the Collateral.

          (b) The lien and security interest granted by this Security Agreement is a good and valid lien on and security interest in all the Collateral.

          (c) No financing statement or security agreement pur-porting to cover any of the Collateral has heretofore been signed by Debtor or names Debtor as "debtor" and no such financing statement or security agreement is now on file in any public office.

          (d) All of the Collateral, and all records concerning the Collateral, shall remain in Debtor's possession or control.

     4. SECURITY AGREEMENT AND FINANCING STATEMENT. This Security Agreement constitutes a security agreement as to all or any part of the Collateral which is of a nature that a security interest therein can be perfected under the Uniform Commercial Code as in effect in the State of Delaware. This Security Agreement also constitutes a financing statement with respect to any and all property included in the Collateral which is or may become a fixture.

     5. PERFECTION OF SECURITY INTEREST. Debtor shall execute and deliver to Secured Party, from time to time upon Secured Party's request and at Secured Party's expense, all financing statements, amendments, continuation financing statements, assignments, affidavits, reports, notices, letters of authority and all other documents that Secured Party may reasonably request to perfect and maintain perfected Secured Party's secured interest in the Collateral. Secured Party shall be responsible for preparation and filing of all such financing statements, amendments, continuation financing statements, assignments, affidavits, reports, notices, letters of authority and other documents. Debtor shall make appropriate entries on its books and records disclosing Secured Party's security interest in the Collateral.

     6. PRIORITY OF SECURITY INTEREST. The security interest of Secured Party in the Collateral is a first priority security position subject to no superior or prior liens, encumbrances or interests, except as otherwise provided in Section 7 hereof.

     7. DISPOSITION OF THE COLLATERAL; LIENS AND ENCUMBRANCES. Debtor shall not directly or indirectly sell, convey, assign, transfer, relocate, move or otherwise dispose of the Collateral or any part or interest therein without the prior written consent of Secured Party. In addition, Debtor shall not directly or indirectly create or permit to remain, and will promptly discharge, any mortgage, lien, encumbrance or charge on, pledge of, security interest in or conditional sale or other title retention agreement with respect to the Collateral or any part thereof (including, without limitation, any lien, encumbrance or charge arising by operation of law) other than: (i) the liens and security interests of or granted by this Security Agreement;
(ii) liens for taxes, assessments, and other governmental charges which are not at the time required to be paid; (iii) liens of mechanics, materialmen, suppliers or vendors or rights thereto to the extent permitted herein; and (iv) encumbrances otherwise permitted by Secured Party in writing.

     8. SUBSTITUTIONS AND REMOVALS. In any instance where Debtor, in its reasonable discretion, determines that any item of personal property or fixtures constituting part of the Collateral shall have become inadequate, obsolete, worn-out, broken, inoperable, unsuitable, undesirable or unnecessary or should be replaced, Debtor may remove, abandon, sell or otherwise dispose of such property provided that Debtor complies with Section 7 hereof. In such event, Debtor shall either: (i) in the case of broken or inoperable equipment, substitute and install other equipment as part of the Collateral, which substituted equipment shall be free from all liens and encumbrances and shall become part of the Collateral, subject to this Security Agreement; (ii) in the case of all other property, substitute and install other property as part of the Collateral having equal or greater value, but not necessarily the same functions in the operation of the Collateral, which substituted property shall be free from all liens and encumbrances and shall become part of the Collateral, subject to this Security Agreement; or (iii) obtain a written waiver of this provision in advance from Secured Party. In any event, Debtor shall provide to Secured Party written evidence satisfactory to Secured Party of the book value of portions of the Collateral removed and of the substituted property.

     9. MAINTENANCE AND USE OF COLLATERAL. Subject to Debtor's rights pursuant to Section 8 hereof, Debtor shall, at its expense, keep the Collateral, or cause the Collateral to be kept, in good order and condition, ordinary wear and tear excepted, and shall make all necessary or appropriate repairs, replacements and renewals thereof. Debtor shall not do, or permit to be done, any act or thing which might materially impair the value or usefulness of the Collateral or any part thereof, shall not commit or permit any waste of the Collateral or any part thereof, and shall not permit any unlawful occupation, business or trade involving the Collateral to be conducted.

     10. MECHANICS' AND OTHER LIENS. Debtor shall not suffer or permit any mechanics' or other liens to be filed or to exist against the Collateral, by reason of work, labor, services or materials supplied or claimed to have been supplied to, for or in connection with the Collateral or Debtor or anyone holding the Collateral or any part thereof through or under Debtor. If any such lien shall at any time be filed, Debtor shall within sixty
(60) days after notice of the filing thereof (but subject to the right to contest hereinafter set forth), cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. Notwithstanding the foregoing, Debtor shall have the right, at Debtor's own expense and after written notice to Secured Party, by appropriate proceeding timely instituted and diligently prosecuted, to contest in good faith the validity or the amount of any such lien. Should Debtor fail to cause such lien to be discharged or to contest the validity or amount thereof within the period aforesaid, then Secured Party may, but shall be under no obligation to, discharge the same either by paying the claim or by procuring the discharge of such lien by making a deposit or obtaining a bond, which advances, if any, shall be paid by Debtor to Secured Party on demand and shall be subject to and secured by this Security Agreement as additional indebtedness.

     11. DAMAGE TO OR DESTRUCTION OF COLLATERAL. Subject to Debtor's rights pursuant to Section 8 hereof, in case of any damage to or destruction of the Collateral or any part thereof, Debtor shall promptly give written notice thereof to Secured Party generally describing the nature and extent of such damage or destruction. Debtor shall, whether or not the proceeds of insurance, if any, received on account of such damage or destruction shall be sufficient for such purpose, promptly commence and complete, or cause to be commenced and completed, the repair or restoration of the Collateral as nearly as practicable to the value, condition and character thereof existing immediately prior to such damage or destruction, with such changes or alterations, however, as Debtor may deem necessary for proper operation of the Collateral subject to the federal telecommunications laws and to the rules, regulations and policies of the Federal Communications Commission ("FCC").

     12.  INSURANCE; TAXES; ETC.  Debtor shall, at its expense:
(i) pay promptly when due and before penalty and interest accrue thereon, all taxes, levies, assessments (whether general or special), judgments and charges of any kind upon or relating to the Collateral; (ii) keep and maintain all of the Collateral insured for full replacement value against loss or damage by fire, theft, explosion and other risk in such amounts, with such reputable companies, under such policies and in such form as Debtor shall determine in its reasonable discretion; and
(iii) maintain public liability and property damage insurance in such amounts, with such reputable companies, under such policies and in such form as Debtor shall determine in its reasonable discretion and shall furnish Secured Party with such policies and evidence of payment of premiums thereon. If Debtor at any time hereafter should fail to pay any such tax, levy, assessment, judgment or charge, or should fail to obtain or maintain any of the policies required above or fail to pay any premium in whole or in part relating thereto, then Secured Party, without waiving or releasing any obligation or default of Debtor hereunder, may at any time hereafter (but shall be under no obligation to do so) make such payments or obtain such discharge or obtain and maintain such policies of insurance and pay such premiums, and take such action with respect thereto as Secured Party deems advisable. All sums so incurred by Secured Party, including reasonable attorneys' fees, court costs, expenses, and other charges relating thereto, shall be added to the obligations of Debtor secured hereby and shall be payable on demand.

     13. INSPECTION AND INFORMATION. Debtor shall permit Secured Party or its agents, upon reasonable request, to have access to and to inspect all the Collateral and may from time to time verify accounts, inspect, check, make copies of or extracts from the books, records and files of Debtor with regard to the Collateral, and Debtor will make same available at any reasonable time during business hours for such purposes. In addition, Debtor shall promptly supply Secured Party with financial and such other information concerning its affairs and assets as Secured Party may reasonably request from time to time.

     14.  DEFAULT.

          (a) The occurrence of any of the following events shall constitute an event of default (each an "Event of Default"):

               (i) Any failure by Debtor to pay the Note in accordance with its terms;

               (ii) Any representation or warranty made by Debtor
                    herein shall prove to have been incorrect in any material respect when made;

               (iii)Debtor:  (A) generally fails to pay or
                    admits in writing its inability to pay, its debts as they mature; (B) applies for or consents to or acquiesces in the appointment of a trustee, receiver or other custodian for Debtor for a substantial part of the property of Debtor; or (C) makes a general assignment for the benefit of creditors;

               (iv) Any of the following events shall occur and
                    remain uncured for sixty (60) days unless dismissed, bonded or discharged: (A) a trustee, receiver or other custodian is appointed for Debtor, or for a substantial part of the property of Debtor; (B) any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against Debtor or any warrant of attachment or similar legal process is issued against any substantial part of the property of Debtor; (C) entry of any judgment against Debtor for the payment of money in excess of U.S. $150,000 or order of attachment, execution, sequestration or other order in the nature of a writ is levied on the Collateral; (D) the occurrence of an uncured default by Debtor with respect to any of its obligations to any other creditor which could result in the creditor exercising any rights against the Collateral; or (E) the Collateral shall be placed under control or custody of any court; or

               (v) Debtor shall fail to perform or observe any term, covenant, condition or agreement contained in this Security Agreement on its part to be performed or observed which failure shall continue for thirty (30) days after receipt of written notice by Debtor from Secured Party.

          (b) Whenever an Event of Default hereunder shall exist, following written notice of default if required by the applicable Event of Default, which is not cured within any grace period specified herein, Secured Party may exercise from time to time any rights and remedies, including the right to immediate possession of the Collateral, available to it hereunder and under applicable law. Debtor agrees to pay all costs of Secured Party for enforcement of its rights hereunder, including the payment of reasonable attorneys' fees and court costs, and including participation in any bankruptcy proceedings, and the expense of locating the Collateral and expenses of any repairs to any realty or other property to which any of the Collateral may be affixed or be a part. Secured Party shall not have any liability for or by reason of any such taking of possession, entry, removal or holding. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if sent at least ten (10) days before such disposition, postage prepaid, addressed to Debtor at the address indicated above or such other address as Debtor shall have directed to Secured Party in writing.

     (c) Notwithstanding any other provisions herein, to the extent that the rules, regulations and policies of the FCC apply to any transactions contemplated under this Security Agreement, Secured Party and Debtor shall comply with such rules, regulations and policies.

     15. REMEDIES CUMULATIVE. If an Event of Default shall have occurred, Secured Party may undertake appropriate judicial proceedings or may proceed with any other right or remedy provided for in the Uniform Commercial Code as in effect in the State of Delaware, independent of or in aid of the rights, powers and remedies conferred in this Security Agreement. Each right, power and remedy of Secured Party now or hereafter provided for in the Uniform Commercial Code as in effect in the State of Delaware shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in, or now or hereafter provided for in the Uniform Commercial Code as in effect in the State of Delaware, and the exercise or beginning of the exercise or partial exercise by Secured Party of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Secured Party of any or all such other rights, powers or remedies.

     16. TERMINATION OF AGREEMENT. This Security Agreement shall terminate upon the later to occur of (i) the payment in full by Debtor to Secured Party of the amount called for by
Section 1 hereof, and (ii) the sale and issuance of the Shares (as defined in the Financing Agreement) in accordance with
Section 1 of that certain Subscription Agreement between Intek and Securicor Technologies, Inc. of even date herewith.

     17. WAIVER. Any delay on the part of Secured Party in exercising any power, privilege or right hereunder, or under any other instrument executed by Debtor to Secured Party in connection herewith shall not operate as a waiver thereof, and no single or partial exercise thereof, or the exercise of any other power, privilege, or right. The waiver by Secured Party of any default by Debtor shall not constitute a waiver of any subsequent defaults, but shall be restricted to the default so waived.

     18. NOTICES. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or personally delivered, in each event to the address or telecopier number of the addressee set forth above, or at such other address or telecopier number as shall be designated by any party in a written notice to the other party. All such notices and communications shall: (i) if mailed, be effective three (3) days after deposit into the U.S. mail with postage prepaid; (ii) if telecopied, be effective upon facsimile transmission with confirmation thereof; or (iii) if personally delivered, be effective upon delivery thereof.

     19. ASSIGNMENT; BINDING EFFECT. Secured Party may assign this Security Agreement and the security interest created hereby to an affiliate of Secured Party. This Security Agreement shall not be assignable by Debtor without the advance written consent of Secured Party. The rights and privileges of Secured Party hereunder shall inure to the benefit of the successors and permitted assigns of Secured Party and this Security Agreement shall be binding upon and shall inure to the benefit of Debtor and its successors and permitted assigns.

     20. AMENDMENT; INTERPRETATION. No amendment of this Security Agreement of shall be effective unless the same shall be in writing and signed by both of the parties hereto. Whenever possible, each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under such law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement; provided, however, that if the rendering of any such provision in effect shall alter the commercial basis of this Security Agreement, the parties shall renegotiate this Security Agreement.

     21. GOVERNING LAW. This Security Agreement shall be governed by the internal laws of the State of Delaware, and with respect to the perfection of the security interests granted hereby, by the applicable Uniform Commercial Code and fixture filing laws in each jurisdiction where the Collateral is located.

     22. ENTIRE AGREEMENT. This Security Agreement and the Note constitute the entire agreement of the parties, and supersede all prior agreements and understandings between them, regarding the subject matter hereof.

     23. COUNTERPARTS. This Security Agreement may be executed and delivered in any number of counterparts, each of which when so executed and delivered shall constitute an original, and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement on date first above written.


Witnesses:                    SIMMONDS COMMUNICATIONS LIMITED


                              By: /s/ John G. Simmonds
                              Its: Chief Executive Officer


Witnesses:                    ROAMER ONE, INC.


                              By: /s/ David Neibert
                              Its: President

                                                  EXHIBIT 10.17


                            EXHIBIT A

                 Form of Secured Promissory Note


                     SECURED PROMISSORY NOTE

April 20, 1995                     Torrance, California, U.S.A.

     FOR VALUE RECEIVED, the undersigned ROAMER ONE, INC., a
Delaware corporation ("Borrower"), promises to pay to the order of SIMMONDS COMMUNICATIONS LIMITED, an Ontario corporation
("Lender"), an amount equal to:

     (a)  One Million U.S. Dollars (U.S. $1,000,000) within three
          (3) business days after the date of this Secured
          Promissory Note ("Note"); plus

     (b) an amount equal to (i) such amount as Lender may pay to Linear Modulation Technology Limited, an English limited company ("LMT"), under Section 10(d) of that certain Financing Agreement, of even date herewith, among Borrower, Lender, LMT, INTEK Diversified Corporation, a Delaware corporation ("Intek"), and Roamer One Holdings, Inc. (the "Financing Agreement"), less (ii) the amount paid by Borrower to Lender under clause (a) above, within three (3) business days after receipt of written demand therefor by Lender.

     Payment of the amounts due under this Note shall be made in lawful money of the United States of America at the principal office of the Lender, or at such other place as the Lender may designate to Borrower in writing.

     Payment of the amount due on this Note is secured by a lien and security interest granted by Borrower to Lender in certain collateral as provided in that certain Security Agreement between Borrower and Lender of even date herewith and by that certain Guaranty made by Intek in favor of LMT and Lender of even date herewith.

     If Borrower fails to pay all or any part of this Note in accordance with its terms, then the entire sum payable hereunder shall become due and payable at once, without demand or notice, and the accelerated amount shall bear interest, from the date of default until such accelerated amount is paid in full, at the rate of twelve percent (12%) per annum; provided, however, that in no event shall the interest rate payable hereunder exceed the maximum permitted by law.

     This Note shall be governed by the internal laws of the State of Delaware, excluding any choice of law rules which may direct the application of the laws of another jurisdiction.

                                   ROAMER ONE, INC.

                                   By: /s/ David Neibert
                                   Its: President